Exhibit 99.1

DPW Holdings Establishes Alliance Cloud Services to Drive Hyperscale and Cloud Data Center Initiatives

Newport Beach, CA, October 29, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced today that its subsidiary, Ault Alliance, Inc., has formed a new subsidiary, Alliance Cloud Services, LLC, to drive its efforts to deliver services to the Hyperscale and Cloud Data Center markets currently estimated to grow to reach revenues of over $108 billion by 2025 according to a June 16, 2020 study by Arizton Advisory and Intelligence.

The study by Arizton also disclosed the following factors that are likely to contribute to the growth of the Hyperscale Data Center market during the forecast period:

•	Digitalization and data regulation are aiding in exponential expansion activities by global hyperscale cloud service providers;
•	The market witnessed around 115 new hyperscale facilities through projects opened and under construction in 2019. These projects are built with a minimum power capacity of 15 MW;
•	AI Boosts liquid immersion & direct-to-chip cooling adoption;
•	Increasing deployment of software-defined data center;
•	Increased adoption of OCPs & hyperscale-specific infrastructure;
•	Increasing penetration of 200GbE & 400GbE switch ports;
•	Increased demand for data on the order of roughly 600 zettabytes of new data is generated each year (i.e., 600 trillion gigabytes);
•	Fiber infrastructure deployment (fiber is the foundation for 5/small cell deployments and require a greater number of fiber pairs); and
•	Wireless expansion (4G and 5G demand)

The global hyperscale data center market research report includes a detailed segmentation by IT infrastructure, electrical infrastructure, mechanical infrastructure, general construction, and geography. The demand for servers suitable for cloud computing environments will continue to grow as service providers expand their presence globally. There will be an increase in demand for servers with multicore processors, and memory will grow as the average number of virtual machines per physical server continues to rise. The US market recorded a growth of around 302% in the server market revenue with the shipments growing at around 40% in 2029, according to Arizton.

Darren Magot, the CEO of Ault Alliance, Inc. said, “We are executing on our plan to enter into the data center market with the formation of Alliance Cloud Services. The purpose of forming this entity was to support the development of key partners and strategic assets over the remainder of 2020 and throughout next year. We look forward to further development of these relationships as we drive into the Hyperscale and Cloud Data Center markets and will update the public about its impact to the Company’s revenue growth.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235